Exhibit 99.1

STRICTLY CONFIDENTIAL

To:

ANI Pharmaceuticals, Inc., corporate identity number 3379943, domiciled in Delaware, 104 Carnegie Center Drive, Suite 300, Princeton, New Jersey 08540 USA (the “Offeror”)

Re: Irrevocable undertaking in relation to the public offer for Egetis Therapeutics AB (publ)

1.	BACKGROUND

1.1	The Offeror is considering making a voluntary public offer to acquire all outstanding shares in, and convertibles and warrants issued by, Egetis Therapeutics AB (publ), corporate identity number 556706-6724 (the “Company”), at an offer price of SEK 11.25 in cash per share and SEK 65,750,817 in cash for the convertible and SEK 6.99 in cash per warrant, and otherwise substantially in accordance with the principal terms and conditions set out in Appendix 1 (the “Offer”).

1.2	[***], corporate identity number [***], (the “Shareholder”) is the legal and beneficial holder and owner of in total [***] shares in the Company (the “Shares”) and has, in order to encourage the Offeror to make the Offer, agreed to make this irrevocable undertaking (the “Undertaking”).

2.	THE SHAREHOLDER’S UNDERTAKINGS AND WARRANTIES

2.1	The Shareholder hereby irrevocably undertakes to accept the Offer, if made, in respect of the Shares and to tender such Shares to the Offeror prior to the expiry of the acceptance period of the Offer. The Shareholder undertakes not to, except as set out in this Undertaking, withdraw such acceptance, notwithstanding that the Shareholder may be or may become entitled to withdraw its acceptance of the Offer under the terms of the Offer or applicable takeover rules.

2.2	The Shareholder hereby further undertakes:

(i)	not to sell, transfer, encumber, grant any option or other right over or otherwise deal with or dispose of (whether conditionally or unconditionally) any or all of the Shares or any interest in any or all of the Shares other than pursuant to the Offer, including not to enter into any other agreement or transaction (whether synthetic or with physical settlement), which in whole or in part, directly or indirectly, has a similar economic effect as any of the foregoing;

(ii)	not to accept (whether conditionally or unconditionally) any other offer in respect of any or all of the Shares, whether it is conditional or unconditional and irrespective of the means by which it is to be implemented;

(iii)	not to make any public offer for or acquire any shares or other securities in the Company;

2(5)

(iv)	not to take any action or make any statement which is or may be prejudicial (in whatever manner) to the success of the Offer and not to communicate with any person in relation to, nor discuss with any person, the terms of the Offer or any matter relating to it without the prior consent of the Offeror;

(v)	not to accept, vote in favour of or give any undertaking in respect of any other offer, merger, demerger, acquisition or disposal involving the Company, material assets of the Company or any or all of the Shares (whether conditionally or unconditionally);

(vi)	not to convene or requisition, or join in convening or requisitioning, any general meeting of the Company;

(vii)	not to solicit, encourage, initiate or otherwise actively facilitate any offer by a third party to acquire any or all of the Shares, irrespective of the means by which it is to be implemented;

(viii)	not to solicit, encourage, initiate or otherwise actively facilitate any proposal for a merger, demerger, acquisition or disposal involving the Company, material assets of the Company or any or all of the Shares; and

(ix)	not to enter into any agreement or arrangement (whether conditional or unconditional) to do any or all of the acts referred to in this Section 2.2.

2.3	The Shareholder represents and warrants to the Offeror:

i.	that, on the date of this Undertaking, it is the legal and beneficial holder and owner of in total [***]Shares; and

ii.	that, on the date of this Undertaking, there are no, and on the date of settlement of the Offer there will be no, restrictions or limitations pertaining to the Shareholder’s ability to accept the Offer in respect of the Shares and to sell, contribute and transfer the Shares free from any encumbrances, including without limitation any pledges, usufruct, charges, encumbrances or any other right, interest or claim that could be raised by a third party right (including, without limitation, any right of first refusal, right of pre-emption, retention or lock-up arrangement) and together with all rights attaching to them as envisaged by the terms of the Offer, including the right to exercise the voting rights attached to the Shares and the right to receive dividends and other distributions.

2.4	The undertakings by the Shareholder set out in this Section 2 shall terminate automatically and be of no further force or effect if a Competing Offer (as defined below) is announced, unless the Offeror within ten (10) Swedish business days of such Competing Offer being announced announces an increase of the Offer so that the increased price in the Offer matches or exceeds the price under such Competing Offer (the “Right to Match”), in which case the undertakings by the Shareholder set out in this Section 2 shall continue to apply. A “Competing Offer” shall mean any public offer or any revised public offer for all outstanding shares in the Company by a third party if the price per share under such offer or, as the case may be, revised offer, exceeds the price per share under the Offer or, as the case may be, any revision of the Offer, by more than five (5) per cent (the “5 Per Cent Hurdle”), in each case provided such offer is announced not later than ten (10) Swedish business days prior to the expiry of the acceptance period of the Offer (or, in the event of any extensions thereof, not later than ten (10) Swedish business days prior to the expiry of any such extension). For the avoidance of doubt, the 5 Per Cent Hurdle and the Right to Match shall apply to each and every Competing Offer and each and every increase of the price under any Competing Offer.

3(5)

2.5	The undertakings by the Shareholder set out in this Section 2 shall terminate automatically and be of no further force or effect if:

(i)	the Offer is not announced on or before 30 November 2026;

(ii)	the Offer is not declared unconditional on or before 31 March 2027; or

(iii)	the Offer is withdrawn or lapses (for whatever reason).

3.	MISCELLANEOUS

3.1	The Shareholder acknowledges that the Offeror has been provided with information by the Company relating to the Company and its business through a due diligence process. The Shareholder further acknowledges that the Company is a publicly traded company on Nasdaq Stockholm (EGTX) and that the Offeror is a publicly traded company on The Nasdaq Global Market (ANIP) and that the discussions, negotiations and information relating to the Offer may be subject to US securities law and may constitute inside information under Swedish law and the EU Market Abuse Regulation.

3.2	Subject to Section 2.5 above, if the Offeror extends the acceptance period of the Offer and/or increases the offer price in the Offer, this Undertaking shall apply mutatis mutandis to such revised offer.

3.3	Nothing in this Undertaking shall be construed as an obligation for the Offeror to make or complete the Offer.

3.4	The Shareholder agrees that the terms of this Undertaking shall be (i) disclosed by the Offeror to the Company and/or (ii) made public by the Offeror in relation to the Offer in order to comply with applicable law, rules or regulations. Save as may follow from the foregoing or as may be required by law or regulations or by any securities exchange or regulatory or governmental body to which the Shareholder is subject, the Shareholder undertakes to keep this Undertaking and the matters dealt with herein strictly confidential.

3.5	For the avoidance of doubt, the Offeror may at any time assign its rights and obligations under this Undertaking to any entity which is directly or indirectly controlled by it, without the consent of the Shareholder.

3.6	Any costs incurred in connection with the preparation for or performance of obligations under this Undertaking shall be for its own account.

4.	GOVERNING LAW AND DISPUTES

4.1	This Undertaking shall be governed by and construed in accordance with the laws of Sweden without regard to its principles of conflict of laws.

4(5)

4.2	Any dispute, controversy or claim arising out of or in connection with this Undertaking, or the breach, termination or invalidity thereof, shall be finally settled by arbitration in accordance with the Arbitration Rules of the Arbitration Institute of the Stockholm Chamber of Commerce.

4.3	The place of arbitration shall be Stockholm, Sweden. The language to be used in the arbitration proceedings shall be English.

[Signature page follows]

5(5)

Signed for and on behalf of the Shareholder by:

Signature:	Signature:

Name:	Name:

Title:	Title:

Date:	Date: